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                                                                   Exhibit 10.10
                                Asthma Watch(TM)
                           Software License Agreement


This License Agreement ("Agreement") between Member-Link Systems Inc., a Delaware Corporation ("Developer") with its principal offices at 11 Dupont Circle, N.W., Suite 325, Washington, D.C., and Mobile Care Foundation ("Licensee"), located at 355 Ridge Ave., C413, Evanston, IL 60202.

The Developer has developed and licenses to users its electronic medical records management system marketed under the name Medicive(R) (the "System"), which consists of independent networked software packages, namely AsthmaWatch(TM) and Medicive(R) Server.

The Licensee desires to utilize a copy of the AsthmaWatch(TM) software ("Software").

NOW, THEREFORE, in consideration of the mutual promises set forth herein, Developer and licensee agree as follows:

1. License. Developer hereby grants to Licensee a perpetual, non-exclusive, limited license to use the Software in its mobile care facilities as set forth in this Agreement. These licenses are specified in Schedule B, annexed hereto and incorporated by reference herein.

2. The Software. The Software shall consist of the modules or components, shall perform the functions and shall comply with the proposals and specifications, identified herein or set forth on Schedule A, annexed hereto. Each Software module or component, specification and proposal included or referred to herein or in Schedule A is expressly incorporated by reference herein.

3. Restriction. Licensees shall not modify, copy, duplicate, reproduce, license or sublicense the Software, or transfer or convey the Software or any right in the Software to anyone else without the prior written consent of Developer; provided that Licensee may make one copy of the Software for backup or archival purposes. Licensee shall not install the Software on any network, file server, virtual disk, time sharing, multiple CPU, other multi-user, bulletin board, or remotely accessible arrangement other than on a local area network within Licensee's organization, provided Licensee has paid the license fee for each user of the Software on such network.

    The SOFTWARE and documentation are provided with RESTRICTED RIGHTS. The Use, Duplication, or Disclosure by the Government is subject to restrictions as set forth in subdivision (c)(1)(ii) of the Rights in Technical Data and Computer Software clause at DFAR 252.227-7013 or restricted rights clauses at 48 CFR 52.227-19 or 52.227-14, as applicable. Contractor/Manufacturer is Member-Link Systems Inc., I I Dupont Circle, Suite 325, Washington, D.C. 20036.




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4.  Warranty of Title. Developer hereby represents and warrants to Licensee that
    Developer is the owner of the Software or otherwise has the right to grant to Licensee the rights set forth in this Agreement. In the event of any breach of the foregoing representation and warranty, Licensee's sole remedy shall be to require Developer or to either: i) procure, at Developer's expense, the right to use the Software, ii) replace the Software or any part thereof that is in breach and replace it with Software of comparable functionality that does not cause any breach, or iii) refund to Licensee the full amount of the license fee upon the return of the Software and all copies thereof to Developer.

5. Payment. Payments under this Agreement shall be tendered by Licensee in accordance with the Statement of Work tendered to Licensee by Developer and in the amounts set forth therein, which document is incorporated herein by reference.

6. Ownership. Developer shall retain title to the Software and to all the documentation, data and information relating to the Software given by or disclosed to Licensee. Developer shall own and possess all rights, title and interest in the Software. Developer expressly has the right to reproduce, publish, sell, license, and distribute the Software to anyone in accordance with the terms of this Agreement.

7. Copyright. The Software is owned by the Developer and its suppliers and contains confidential and proprietary information. The Software is copyrighted and protected by United States copyright laws and International treaty provisions. You are allowed to make one backup copy of the software provided that this copyright and proprietary notice is included.

8. AMA License and CPT & ICD 9 Updates. Where applicable, the Software includes versions of CPT and ICD 9 codes copyrighted by the American Medical Association. The AMA license requires an annual fee of $32 and after the first year will be the responsibility of the end user. In return, the AMA will provide updates as they become available.

9. Optional Customization. Developer shall use its best efforts, consistent with Developer's staffing, scheduling and business constraints, to provide additional services and customization of the Software in accordance with Licensee's requests from time to time. Such services as to customization shall be contracted for separately at Developer's customary time and materials charges then in effect. If Developer determines, in its sole discretion, that any customization requested by Licensee are of sufficient general value to the Software's general use to include in the Software or in future updates of the Software, Developer shall perform such customization at no charge to Licensee.

10. Warranty Disclaimer. DEVELOPER'S WARRANTIES SET FORTH IN THIS AGREEMENT ARE EXCLUSIVE AND ARE IN LIEU OF ALL OTHER WARRANTIES, EXPRESS OR IMPLIED, INCLUDING BUT NOT LIMITED TO, THE IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE.




                                        2

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11. Limitation of Liability. Developer shall not be responsible for, and shall not pay, any amount of incidental, consequential or other indirect damages, whether based on lost revenue or otherwise, regardless of whether Developer was advised of the possibility of such losses in advance. In no event shall Developer's liability hereunder exceed the amount of license fees paid by Licensee, regardless of whether Licensee's claim is based on contract, tort, strict liability, product liability or otherwise.

12. Notice. Any notice required by this Agreement or given in connection with it, shall be in writing and shall be given to the appropriate party by personal delivery or by certified mail, postage prepaid, or recognized overnight delivery services.

    If to Developer:
    Member-Link Systems, Inc.
    11 Dupont Circle, NW, Suite 325
    Washington, DC 20036

    If to Licensee:




13. Governing Law. This Agreement shall be construed and enforced in accordance with the laws of the District of Columbia.

14. No Assignment. Neither this Agreement nor any interest in this Agreement may be assigned by Licensee without the prior express written approval of Developer.

15. Final Agreement. This Agreement terminates and supersedes all prior understandings or agreements on the subject matter hereof. This Agreement may be modified only by a further writing that is duly executed by both parties.

16. Severability. If any term of this Agreement is held by a court of competent jurisdiction to be invalid or unenforceable, then this Agreement, including all of the remaining terms, will remain in full force and effect as if such invalid or unenforceable term had never been included.

17. Headings. Headings used in this Agreement are provided for convenience only and shall not be used to construe meaning or intent.



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IN WITNESS WHEREOF, Developer and Licensee have executed this Software License
Agreement on the day and year first above written.


Member-Link Systems, Inc.                                 Mobile Care Foundation


By:   /s/ Hans C. Kastensmith                          By:  /s/ Laura Baker
      --------------------------                            --------------------
      Hans Kastensmith
      President

Date: 10/1/99                                         Date: 11/9/99
      --------------------------                            --------------------





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                          Medicive(R) Asthma Watch(TM)
                             Licensing Documentation
                                   SCHEDULE A

Medicive(R) AsthmaWatch(TM)

Medicive(R) AsthmaWatch(TM) is the Electronic Charting Graphic User interface software module to the Medicive(R) Medical Enterprise Database. Designed to operate on a multiuser client server platform all Code, Containers, Methods developed and/or integrated by Member-Link Systems and designated third parties as needed.

The Medicive(R) AsthmaWatch(TM) system consists of a container(s), software code, widgets, software platforms, software coding tool sets, work process models, all of which are developed and owned by Member-Link Systems

Software Platform:

Visual C++
Windows NT 4.0
Windows 95 or greater

Hardware Platform

IBM PC

Functions:
o Collect and Enter Medical Information to the Medical Enterprise Database
o Display Medical Information from the Medical Enterprise Database
o Management of Patient Information
o Management of Asthma and Asthma-Related Diseases
o Management of Outcomes Measures
o Management of reports
o Archival and view of Medical Images
o Display of third party data

Medicive Medical Enterprise Database

The Medicive(R) Medical Enterprise Database ("MED") is a relational, ODBC-compliant database for the housing of all types of information concerning a Medical Enterprise. It consists of more than 2000 Data Entities, over 1 Million data elements and for the purposes of this installation resides on Microsoft SQL Server v7.0.






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The MED is the core component of the Medicive(R) System from which
AsthmaWatch(TM) deposits and receives data. All portions of the MED were developed and are owned by Member-Link Systems Inc.


                     MEDICIVE(R) MEDICAL ENTERPRISE DATABASE
                           SOFTWARE LICENSE AGREEMENT

                           Single User Access License

         This software license agreement is a legal agreement licensing a single PC and its user running a Licensed copy of the Asthma Watch(TM) Electronic Chart Software, a nontransferable, nonexclusive license to access The Medicive(R) Medical Enterprise Database as one of __ concurrent users. Mobile CARE Foundation Center has agreed to be bound by the terms and conditions of this agreement. The signature of the administrating party, below, signifies and authorizes acceptance.

         Use. This license agreement allows you to install and use one copy of the software on a single computer. Installation on a network server for the purpose of internal distribution shall not be allowed, unless a separate license is acquired for each computer to which the software is distributed.

         Copyright. The software is owned by Member-Link Systems, Inc. and its suppliers and contains confidential and proprietary information. The software is protected by United States copyright laws and international treaty provisions. Your System Administrator is authorized to create one (1) backup copy of the software provided that this copyright and proprietary notice is included.

         Term. The license is perpetual and is in effect until terminated. Termination will occur with the failure to comply with any of the provisions contained in this agreement.

Authorized By

/s/ Hans C. Kastensmith
----------------------------------
Hans C. Kastensmith
President
For: Member-Link Systems, Inc.

Accepted By:

/s/ Laura Baker
----------------------------------
For: Mobile Care Foundation